Exhibit 99.1

Ault Alliance Provides 2023 Revenue Guidance of More Than $200 Million

Ault Alliance Expects 50% Revenue Growth in 2023, Driven by Recent Acquisitions and Expansion Plans

LAS VEGAS--(BUSINESS WIRE) – March 22, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance” or the “Company” ), today provided its 2023 revenue guidance of more than $200 million. This represents a growth of approximately 50% from its 2022 unaudited revenue of $134 million.

The significant projected growth is attributed to various factors, including a full year of Circle 8 crane operations, which was acquired in December 2022, the planned expansion of Bitcoin mining operations in Montana and revenue from the BitNile.com metaverse platform, which is expected to be consolidated into the Company’s financial results in 2023.

Ault Alliance’s four Midwest hotels continue to demonstrate solid growth as the travel industry recovers from the COVID-19 downturn. The Company’s defense business, Giga-tronics Incorporated, and its EV charging stations and power electronics operations, Imperalis Holding Corp. (also referred to as TurnOnGreen), are expected to be spun off to Ault Alliance stockholders as a special dividend this year, pending regulatory approvals.

Milton “Todd” Ault III, Founder and Executive Chairman of Ault Alliance, stated, “The recent uptick in Bitcoin prices has positively impacted our mining operations at the Michigan and provides hope for our planned Montana data center.” Ault added, “In December, we acquired control of Circle 8 cranes, and this business is expected to contribute more than $50 million in revenue for 2023, along with strong EBITDA for the year.”

Despite the current disappointment with the trading price of the Company’s common stock, Ault Alliance remains optimistic about its growth prospects for 2023. The Company does not currently foresee any new acquisitions for the year, choosing instead to focus on completing ongoing expansion plans and spin-offs and the growth and profitability of its existing holdings.

Ault Alliance’s annual 10-K report is expected to be filed on or before April 17, 2023.

The Company notes that all estimates and other projections are subject to a number of factors that could result in decreased revenue for fiscal 2023, including, but not limited to: (i) the unforeseen delays in installation of Bitcoin miners, (ii) the volatility in, and downward pressure on, Bitcoin’s market price, (iii) the increase in the mining difficulty level, (iv) revenues and profits generated by its wholly owned subsidiary Ault Lending, LLC, and (v) a significant number of other factors that could adversely impact the results of production or operations.

For more information on Ault Alliance and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.ault.com or available at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.ault.com.

Contacts

IR@Ault.com or 1-888-753-2235